UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 1, 2005

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	93-0997412

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
 (Address of Principal Executive Office)   (Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

On April 4, 2005, Eastman Kodak Company (“Kodak”) filed a Current Report on Form 8-K under Items 2.03 and 9.01 to report the acquisition of Kodak Polychrome Graphics (“KPG”) through its subsidiary, Kodak Graphics Holdings, Inc.  At that time, Kodak did not report the acquisition of KPG under Item 2.01 of Form 8-K, “Completion of Acquisition or Disposition of Assets,” based on its then determination that KPG did not constitute a significant business.  Kodak recently determined that KPG does meet the significant business criteria and, therefore, Kodak should have reported the acquisition of KPG under Item 2.01 of Form 8-K on April 4, 2005 with a subsequent filing under Item 2.01 on Form 8-K/A within 71 calendar days, or by June 17, 2005, to provide the required historical financial statements of KPG and the required pro forma financial information.  Accordingly, this Amendment No. 1 on Form 8-K/A is being filed to report the required information under Item 2.01 of Form 8-K and to include the required financial information under Item 9.01 of Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2005, Eastman Kodak Company (“Kodak”) became the sole owner of Kodak Polychrome Graphics (“KPG”) through the redemption of Sun Chemical Corporation’s (“Sun”) 50 percent interest in the KPG joint venture (“the acquisition”).  Under the terms of the transaction, Kodak redeemed all of Sun’s shares in KPG by providing $317 million in cash at closing (excluding $7 million in transaction costs) and by entering into two note payable arrangements, one that will be payable within the U.S. (“the U.S. note”) and one that will be payable outside of the U.S. (“the non-U.S. note”), that will require principal and interest payments of $200 million in the third quarter of 2006, and $50 million annually from 2008 through 2013.  The total payments due under the U.S note and the non-U.S. note are $100 million and $400 million, respectively.  The aggregate fair value of these note payable arrangements, which was recorded as long-term debt in Kodak’s consolidated balance sheet as of the acquisition date, was approximately $395 million.

Kodak’s relationship with Sun through their 50:50 ownership of the KPG joint venture prior to the acquisition constitutes a material relationship.   The $719 million of consideration that Kodak paid for the redemption of Sun’s 50% interest in KPG was determined through a process involving (1) the use of Kodak’s internal valuation models, (2) assistance by investment banking consultants and (3) arms-length negotiations between Kodak and Sun.  As described above, $395 million of the total consideration of $719 million used to fund the acquisition was sourced from Sun in the form of two note payable arrangements.  The balance of $324 million was paid in cash, which was sourced from Kodak’s own cash and the cash acquired in the acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Refer to discussion under Item 2.03 of the Form 8-K filed April 4, 2005.

Item 9.01	Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired.  See Exhibits 99.2 and 99.3 (audited combined financial statements of Kodak Polychrome Graphics as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004, and unaudited combined financial statements of Kodak Polychrome Graphics as of March 31, 2005 and December 31, 2004 and for the three month periods ended March 31, 2005 and 2004).

          (b) Pro Forma Financial  Information.  See Exhibit 99.4 (unaudited proforma combined consolidated financial statements of Eastman Kodak Company and Kodak Polychrome Graphics).

          (c) Exhibits

Exhibit No.	Description

(23.1)	Consent of Independent Registered Public Accounting Firm of Kodak Polychrome Graphics dated June 24, 2005 by PricewaterhouseCoopers LLP for their report dated April 15, 2005.

(99.1)	Eastman Kodak Company press release dated April 1, 2005. (Incorporated by reference to the Eastman Kodak Company Current Report on Form 8-K dated April 4, 2005, Exhibit (99.1)).

(99.2)	Audited combined financial statements of Kodak Polychrome Graphics as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004 (attached).

(99.3)	Unaudited combined financial statements of Kodak Polychrome Graphics as of March 31, 2005 and December 31, 2004 and for the three month periods ended March 31, 2005 and 2004 (attached).

(99.4)

Unaudited pro forma combined consolidated financial statements of Eastman Kodak Company and Kodak Polychrome Graphics as of March 31, 2005, for the year ended December 31, 2004 and for the three month period ended March 31, 2005 (attached).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: July 1, 2005	By	/s/ RICHARD G. BROWN, JR.

Richard G. Brown, Jr.
Controller

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.	Description

(23.1)	Consent of Independent Registered Public Accounting Firm of Kodak Polychrome Graphics dated June 24, 2005 by PricewaterhouseCoopers LLP for their report dated April 15, 2005.

(99.1)	Eastman Kodak Company press release dated April 1, 2005. (Incorporated by reference to the Eastman Kodak Company Current Report on Form 8-K dated April 4, 2005, Exhibit (99.1)).

(99.2)	Audited combined financial statements of Kodak Polychrome Graphics as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004.

(99.3)	Unaudited combined financial statements of Kodak Polychrome Graphics as of March 31, 2005 and December 31, 2004 and for the three month periods ended March 31, 2005 and 2004.

(99.4)

Unaudited pro forma combined consolidated financial statements of Eastman Kodak Company and Kodak Polychrome Graphics as of March 31, 2005, for the year ended December 31, 2004 and for the three month period ended March 31, 2005.